Deloitte &
 Touche LLP
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     [logo]       Two World Financial Center      Telephone: (212) 436-2000
                  New York, New York 10281-1414   Facsimile: (212) 436-5000




May 28, 1997

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of TIAA Real Estate Account dated May 28, 1997.

Yours truly,

/s/ DELOITTE & TOUCHE, LLP



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Deloitte Touche
Tohmatsu
International
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